UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
February 4, 2015

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	001-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Cash America International, Inc. (the “Company”) filed on February 4, 2015 to file the revised unaudited balance sheets of the Company referred to in Item 2.02 below (the “Balance Sheets”). The revisions in the Balance Sheets include amounts related to the accounting treatment for the derecognition of goodwill in connection with the spin-off of the Company’s wholly-owned subsidiary, Enova International, Inc. (“Enova”), on November 13, 2014 (the “Enova Spin-off”). During 2010, the Company realigned its reportable segments and, as a result, changed its reporting units into an e-commerce reporting unit and a retail services reporting unit. As a part of the realignment and in accordance with Accounting Standards Codification (“ASC”) 350-20, Intangibles-Goodwill and Other-Goodwill (“ASC 350-20”), the Company allocated approximately $45 million of goodwill from its e-commerce reporting unit to its retail services reporting unit based on the relative fair values of each of those reporting units at that time (the “Allocated Goodwill”). In connection with the Enova Spin-off, Enova included the Allocated Goodwill in the goodwill balance on Enova’s balance sheet since Enova recorded the carrying value in its goodwill (including the Allocated Goodwill) on its stand-alone financial statements. Following the Enova Spin-off, the Company applied the guidance in ASC 505-60, Equity-Spinoffs and Reverse Spinoffs (“ASC 505-60”), which requires the distribution that occurred in connection with the Enova Spin-off to be recorded based on the carrying value of the subsidiary, in its determination to not also include the Allocated Goodwill in the Company’s goodwill balance on the Balance Sheets. After consulting with the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”), the Company has revised the Balance Sheets to apply the guidance in ASC 350-20, which requires the amount of goodwill held in the goodwill balance of the reporting unit at the time of its disposal to be derecognized upon disposal. Since the Allocated Goodwill was held in the retail services reporting unit at the time of the Enova Spin-off, the application of ASC 350-20 requires the Company to continue to recognize the Allocated Goodwill, which has resulted in an increase of approximately $45 million in both the amount of goodwill and total equity recognized by the Company on the Balance Sheets in connection with this issue. The Balance Sheets included in Exhibits 99.1 and 99.2 to the Form 8-K filed with the SEC on February 4, 2015 should no longer be relied upon because they have been revised. The Company’s audited consolidated financial information included in its Annual Report on Form 10-K for the year ended December 31, 2014 will also utilize the guidance set forth in ASC 350‑20.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The unaudited consolidated balance sheets as of December 31, 2014 and 2013 and the unaudited consolidated balance sheets for each quarter in 2014 for the Company previously attached as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K filed with the SEC on February 4, 2015 have been revised. The revised Balance Sheets that are attached hereto as Exhibits 99.1 and 99.2, respectively, include the adjustments discussed above. The unaudited consolidated statements of income and the reconciliations of GAAP measures to non-GAAP measures of the Company that were included on the Current Report on Form 8-K filed on February 4, 2015 have not been revised.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Cash America International, Inc. consolidated balance sheets as of December 31, 2014 and 2013
99.2	Cash America International, Inc. consolidated balance sheets as of March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	March 13, 2015	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cash America International, Inc. consolidated balance sheets as of December 31, 2014 and 2013

99.2	Cash America International, Inc. consolidated balance sheets as of March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014